FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY
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             (Exact name of registrant as specified in its charter

         New Jersey                                          22-1212800
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(State of incorporation or organization                  (I.R.S. Employer
                                                        Identification No.)

  80 Park Plaza, P.O. Box 570, Newark, New Jersey               07101-0570
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      (Address of principal executive officers)                 (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [X]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                   Name of each exchange on which
         to be so registered                   each class is to be registered
         -------------------                   ------------------------------

   Public Service Electric and Gas Company
    First and Refunding Mortgage Bonds

            Series XX due 2000        }   New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                 --------------
                                (Title of Class)

Public Service Electric and Gas Company
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Item 1.  Description of Registrant's Securities to be Registered.
------   --------------------------------------------------------

     Debt Securities

     Description of the securities to be registered is set forth under "Description of the New Bonds" in the Prospectus dated and filed with the Securities and Exchange Commission (SEC) under Rule 424(b)(3) on May 28, 1997 to Registration Statement No. 333-27547 and under "Certain Terms of the New Bonds" in the Prospectus Supplement dated June 12, 1997 which was filed with the SEC under Rule 424(b)(5) on June 13, 1997. (See description of issuance below). Pursuant to the instruction to Item 1. of Form 8-A, copies of said Prospectus dated May 28, 1997 and Prospectus Supplement dated June 12, 1997 are being submitted with the copy of this Form 8-A being filed with the New York Stock Exchange, Inc.

     The following First and Refunding Mortgage Bonds were issued as described below:



                        Registration                        Maturity      Issue
Principal Amount            Number            Rate  Series   Date          Date
----------------       ---------------        ----  ------  --------       -----

$235,000,000     )    33-52435 and 333-27547  6 1/2    XX     2000      2/17/97

Item 2.   Exhibits.
------    --------

     Exhibit Number
     --------------

      4(a) (1) Indenture between the Company and Fidelity Union Trust Company (now First Union National Bank) as Trustee, dated August 1, 1924, securing the First and Refunding
                       Mortgage Bonds, filed by the Registrant's registration statement under the Securities Exchange Act of 1934, File No. 1-973, effective July 1, 1935 and incorporated herein by this reference thereto.

      4(a) (2) Supplemental Indenture between the Registrant and First Union National Bank, Trustee, dated June 1, 1997 providing for the issuance of $235,000,000 principal amount of First and Refunding Mortgage Bonds, Series XX due 2000.

Item 2.    Exhibits.   (Concluded)
------     --------

     Exhibit Number
     --------------

      99(a) "Description of the New Bonds" contained in Prospectus dated and filed on May 28, 1997 in accordance with Rule 424(b)(3) and incorporated herein by this reference thereto.

      99(b) "Certain Terms of the New Bonds" applicable to Series XX due 2000 contained in Prospectus Supplement dated June 12, 1997, filed in accordance with Rule 424(b)(5) on June 13, 1997 and incorporated herein by this reference thereto.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       PUBLIC SERVICE ELECTRIC AND GAS COMPANY


                                       By           FRANCIS J. RIPEL
                                           -----------------------------------
                                                    Francis J. Ripel
                                            Vice President and Treasurer

Dated: June 16, 1997